Exhibit 99.1

Answers Corporation Reports Q3 2008 Financial Results

Record Revenue and Adjusted EBITDA

New York, NY, November 6, 2008 - Answers Corporation (NASDAQ: ANSW), creators of the leading answer engine offering Answers.com® and WikiAnswers™, today reported unaudited financial results for its third quarter ended September 30, 2008.

Chairman and CEO Robert S. Rosenschein commented, “We are pleased to report a solid quarter that exceeded our guidance. The company is reporting record revenues, up 19% sequentially to $3.56 million and surpassing the top end of our guidance by $660 thousand. We turned a significant corner by achieving positive adjusted EBITDA of $520 thousand, a quarter ahead of forecast, and we are forecasting at least $1 million positive adjusted EBITDA in Q4. We believe the steps we took to reduce operating expenses this summer, as well as the traffic growth we are experiencing puts us in a good position to weather the current challenging global economic environment.”

Q3 2008 Financial Results

•                  Revenues were $3,563 thousand in Q3 2008, an increase of 61% compared to $2,208 thousand reported for the same period in 2007, and an increase of 19% compared to the $3,003 thousand reported for Q2 2008.

•                  WikiAnswers.com revenues were $1,960 thousand in Q3 2008, an increase of 31% compared to $1,500 thousand in Q2 2008.

•                  Answers.com revenues were $1,579 thousand in Q3 2008, an increase of 6% compared to $1,485 thousand in Q2 2008.

•                  Adjusted operating expenses in Q3 2008 were $3,043 thousand, an increase of 3% compared to $2,941 thousand reported for the same period in 2007, and a decrease of 17% compared to the $3,673 thousand reported in Q2 2008.

•                  Adjusted EBITDA in Q3 2008 was $520 thousand, $1,253 thousand more than the negative $733 thousand of Adjusted EBITDA in Q3 2007, and $1,190 thousand more than the negative Adjusted EBITDA of $670 thousand in Q2 2008.

•                  GAAP net loss in Q3 2008, including a loss resulting from the fair value adjustment of the warrant to purchase units of Series B preferred stock and warrants in the amount of $2,056 thousand, was $2,119 thousand, an increase of $169 thousand compared to Q3 2007, and a decrease of $2,500 thousand, compared to the GAAP net loss of $4,619 thousand in Q2 2008. GAAP net loss in Q2 2008 included the write-off of the Brainboost Answers Engine in the amount of $3,138 thousand.

Business Outlook – Fourth Quarter 2008

The following business outlook is based on the Company’s current information and expectations as of November 6, 2008. Answers undertakes no obligation to update the outlook, or any portion thereof, prior to the release of the Company’s next earnings announcement, notwithstanding subsequent developments; however, Answers may update the outlook or any portion thereof at any time at its discretion.

Fourth Quarter 2008
(in thousands)

Revenues	$4,100 - $4,500

Adjusted EBITDA
GAAP Operating income	$250 – $550
Adjustment to GAAP Operating loss:
Stock-based compensation	450
Depreciation and amortization	300
$1,000 – $1,300

Conference Call

A conference call to review the Q3 2008 financial results will follow this release today at 8:30 AM EST. The company’s management will host the call, discuss its quarterly results and will provide insight into its business outlook. The call will be followed by a question and answer session. Investors are invited to listen to the conference call and the replay over the Internet through Answers’ Website, within its Investor Relations page at http://ir.answers.com. To listen to the live call via Webcast, please go to our Website at least 10 minutes early to connect and register. To dial in to listen and/or submit a question, please dial (877) 718-5108 and request the Answers call. For those unable to listen to the live broadcast, a replay will be available on the site shortly after the call.

About Answers Corporation

Answers Corporation (NASDAQ: ANSW) owns and operates Web properties dedicated to providing useful answers in thousands of categories. The award-winning reference site Answers.com includes content on five million topics from over 180 licensed sources from leading publishers, including Houghton Mifflin Company, Barron’s and Encyclopedia Britannica. WikiAnswers.com is a community-generated Social Knowledge Q&A platform, leveraging wiki-based technologies. Through the contributions of WikiAnswers’ growing community and dedicated supervisors, answers are constantly improved and updated over time. WikiAnswers was ranked by comScore as the fastest U.S. growing website in 2007. Answers.com is also available for mobile devices at . For investment information, visit http://ir.answers.com. (answ-f)

Cautionary Statement

Some of the statements included in this press release are forward-looking statements that involve a number of risks and uncertainties, including, but not limited to, statements regarding future market opportunity and future financial performance. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including, but not limited to, our ability to increase traffic to our Web properties, our ability to maintain or improve the monetization rates of our Web properties, particularly in light of the challenging global economic environment, a change in the algorithms and methods used by Google, the provider of the vast majority of our search engine traffic, and other search engines to identify Web pages towards which traffic will ultimately be directed or a decision to otherwise restrict the flow of users visiting our Web properties, the termination of our Google Services Agreement pursuant to which we obtain the vast majority of advertisements displayed on our Web properties, the effects of facing liability for any content displayed on our Web properties, potential claims that we are infringing the intellectual property rights of any third party, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our quarterly report on Form 10-Q for the quarter ended June 30, 2008, which is on file with the SEC and is available on our investor relations website at http://ir.answers.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our quarterly report on Form 10-Q for the quarter ended September 30, 2008, which will be filed with the SEC in November 2008. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://ir.answers.com. The information in Answers’ website is not incorporated by reference into this press release and is included as an inactive textual reference only.

Non-GAAP Financial Measures

This press release, and the accompanying tables, include both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures, including “Adjusted EBITDA”. The tables attached to this press release include reconciliations of these non-GAAP financial measures to the nearest GAAP financial measures. Additionally, an “Explanation of Non-GAAP Financial Measures” is set forth in Appendix A attached to this press release.

(Tables and Explanation of Non-GAAP Financial Measures, to follow)

Investor Contact:	Press Contact:

John McNamara	Alison Minaglia
Cameron Associates	Technology PR for Answers.com
john@cameronassoc.com	aminaglia@technologypr.com
212.554.5485	203.972.3170 or
917.902.3404

Answers Corporation

Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three months ended September 30		Nine months ended September 30
	2008	2007	2008	2007
	$	$	$	$

Revenues:
Advertising revenue	3,539	2,165	9,536	7,777
Answers service licensing	24	43	61	202
Subscriptions	—	—	—	425
	3,563	2,208	9,597	8,404

Costs and expenses:
Cost of revenue	945	1,179	3,754	3,643
Research and development	866	769	2,670	2,239
Sales and marketing	563	1,221	2,258	3,275
General and administrative	1,311	1,058	3,640	3,003
Write-off of the Brainboost Answer Engine	—	—	3,138	—
Termination fees and write-off of costs relating to the terminated Lexico acquisition and abandoned follow-on offering	—	—	2,543	—
Total operating expenses	3,685	4,227	18,003	12,160

Operating loss	(122)	(2,019)	(8,406)	(3,756)

Interest (expense) income, net	(43)	88	30	299
Other income (expense), net	11	—	(38)	(11)
Loss resulting from fair value adjustment of warrant to purchase units of Series B preferred stock and warrants	(2,056)	—	(2,056)	—

Loss before income taxes	(2,210)	(1,931)	(10,470)	(3,468)

Income tax benefit (expense)	91	(19)	65	(33)

Net loss	(2,119)	(1,950)	(10,405)	(3,501)

Basic and diluted net loss per common share	(0.31)	(0.25)	(1.37)	(0.45)

Weighted average shares used in computing basic and diluted net loss per common share	7,865,263	7,854,053	7,861,681	7,844,900

Answers Corporation

Non-GAAP Financial Measures and Reconciliation of Non-GAAP Financial Measures

to the nearest comparable GAAP Measures

(in thousands, except for per share data)

	Three months ended
	September 30, 2008	June 30, 2008	September 30, 2007

Adjusted Cost of Revenue
Cost of revenue	$945	$1,416	$1,179
Stock-based compensation expense	(42)	(42)	(41)
Cost related to layoff	—		(4)
Depreciation and amortization	(128)	(260)	(341)

	$775	$1,114	$793

Adjusted Research and Development
Research and development	$866	$929	$769
Stock-based compensation expense	(91)	(96)	(91)
Cost related to layoff	—		(14)
Depreciation and amortization	(30)	(34)	(28)

	$745	$799	$636

Adjusted Sales and Marketing
Sales and marketing	$563	$933	$1,221
Stock-based compensation expense	(35)	(67)	(219)
Cost related to layoff	—		(230)
Depreciation and amortization	(20)	(22)	(23)

	$508	$844	$749

Adjusted General and Administrative
General and administrative	$1,311	$1,198	$1,058
Stock-based compensation expense	(224)	(215)	(224)
Cost related to layoff	—		(5)
Depreciation and amortization	(72)	(67)	(66)

	$1,015	$916	$763

Adjusted Operating Expenses
Operating expenses	$3,685	$7,614	$4,227
Stock-based compensation expense	(392)	(420)	(574)
Cost related to layoff	—		(254)
Write-off of the Brainboost Answer Engine	—	(3,138)	—
Depreciation and amortization	(250)	(383)	(458)

	$3,043	$3,673	$2,941

Adjusted EBITDA
Operating Loss	$(122)	$(4,611)	$(2,019)
Stock-based compensation expense	392	420	574
Cost related to layoff	—		254
Write-off of the Brainboost Answer Engine	—	3,138	—
Depreciation and amortization	250	383	458

	$520	$(670)	$(733)

Adjusted EBITDA Per Share (basic)
Operating loss per share	$(0.03)	$(0.59)	$(0.26)
Stock-based compensation expense	0.05	0.05	0.07
Cost related to layoff	—		0.03
Write-off of the Brainboost Answer Engine	—	0.40	—
Depreciation and amortization	0.03	0.05	0.06

	$0.05	$(0.09)	$(0.10)

See discussion regarding Adjusted EBITDA in Appendix A of this earnings release for an explanation of the reconciling items noted above.

Answers Corporation

Condensed Consolidated Balance Sheets

(in thousands, except for share and per share data)

	September 30	December 31
	2008	2007
	$	$
Assets

Current assets:
Cash and cash equivalents	9,653	6,778
Investment securities	—	700
Accounts receivable	1,786	1,448
Prepaid expenses and other current assets	847	487
Total current assets	12,286	9,413

Long-term deposits (restricted)	225	196

Deposits in respect of employee severance obligations	1,430	1,232

Property and equipment, net of $1,916 and $1,615 accumulated depreciation as of September 30, 2008 and December 31, 2007, respectively	1,175	1,012

Other assets:
Intangible assets, net of $610 and $2,352 accumulated amortization as of September 30, 2008 and December 31, 2007, respectively	1,055	4,766
Goodwill	437	437
Prepaid expenses, long-term, and other assets	274	275
Deferred charges (Lexico acquisition and public offering)	—	1,267
Total other assets	1,766	6,745

Total assets	16,882	18,598

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	364	968
Accrued expenses	717	1,045
Accrued compensation	491	551
Warrant to purchase units of Series B preferred stock and warrants	5,567	—
Capital lease obligation — current portion	77	—
Deferred revenues	22	16
Total current liabilities	7,238	2,580

Long-term liabilities:
Liability in respect of employee severance obligations	1,622	1,233
Capital lease obligation, net of current portion	126	—
Deferred tax liability	23	14
Total long-term liabilities	1,771	1,247

Commitments and contingencies

Series A convertible preferred stock: $0.01 par value; stated value and liquidation preference of $100 per share; 6% cumulative annual dividend; 60,000 and 0 shares authorized, 60,000 and 0 issued and outstanding as of September 30, 2008 and December 31, 2007, respectively	385	—

Stockholders’ equity:
Preferred stock: $0.01 par value; 940,000 shares authorized, none issued	—	—
Common stock; $0.001 par value; 100,000,000 and 30,000,000 shares authorized; 7,870,538 and 7,859,890 shares issued and outstanding as of September 30, 2008 and December 31, 2007, respectively	8	8
Additional paid-in capital	77,014	73,893
Accumulated other comprehensive loss	(27)	(28)
Accumulated deficit	(69,507)	(59,102)
Total stockholders’ equity	7,488	14,771

Total liabilities and stockholders’ equity	16,882	18,598

Appendix A

Explanation of Non-GAAP Financial Measures

This earning release and the accompanying financial tables include both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measure we refer to, Adjusted EBITDA, represents net earnings before interest, Loss Resulting from Fair Value Adjustment of Warrant to Purchase Units of Series B Preferred Stock and Warrants, taxes, depreciation, amortization, stock-based compensation, foreign currency exchange rate differences and certain non-recurring revenues and expenses. We also refer to Adjusted Cost of Revenue, Adjusted Research and Development, Adjusted Sales and Marketing, Adjusted General and Administrative, and Adjusted Operating Expenses, which are our GAAP expenses adjusted for the expense items we exclude from Adjusted EBITDA.

We use Adjusted EBITDA as an additional measure of our overall performance for purposes of business decision-making, developing budgets and managing expenditures. It is useful because it removes the impact of our capital structure (interest expense and Loss Resulting from Fair Value Adjustment of Warrant to Purchase Units of Series B Preferred Stock and Warrants), asset base (amortization and depreciation), stock-based compensation expenses, taxes, foreign currency exchange rate differences and certain non-recurring revenues and expenses from our results of operations. We believe that the presentation of Adjusted EBITDA provides useful information to investors in their analysis of our results of operations for reasons similar to the reasons why we find it useful and because these measures enhance their overall understanding of the financial performance and prospects of our ongoing business operations. By reporting Adjusted EBITDA, we provide a basis for comparison of our business operations between current, past and future periods, and peer companies in our industry.

More specifically, we believe that removing these impacts is important for several reasons:

•                  Amortization of Intangible Assets. Adjusted EBITDA disregards amortization of intangible assets. Specifically, we exclude (a) amortization, and the Q2 2008 write-off, of acquired technology from the acquisition of Brainboost Technology, LLC, developer of the Brainboost Answer Engine in December 2005; and (b) amortization of intangible assets resulting from the acquisition of WikiAnswers and other related assets in November 2006. These acquisitions resulted in operating expenses that would not otherwise have been incurred. We believe that excluding such expenses is significant to investors, due to the fact that they derive from prior acquisition decisions and are not necessarily indicative of future cash operating costs. In addition, we believe that the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. While we exclude the aforesaid expenses from Adjusted EBITDA we do not exclude revenues derived as a result of such acquisitions. The amount of revenue that resulted from the acquisition of WikiAnswers and other related assets, for the nine months ended September 30, 2008 and the years ended December 31, 2007 and 2006 was $4,645 thousand, $1,301 thousand and $62 thousand, respectively. The amount of revenue that resulted from the acquisition of technology from Brainboost is not quantifiable due to the nature of its integration.

•                  Stock-based Compensation Expense. Adjusted EBITDA disregards expenses associated with stock-based compensation, a non-cash expense arising from the grant of stock-based awards to employees and directors. We believe that, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, excluding stock-based compensation from Adjusted EBITDA enhances the ability of management and investors to compare financial results over multiple periods.

•                  Depreciation, Interest, Taxes and Exchange Rate Differences. Adjusted EBITDA excludes depreciation, interest, taxes and foreign exchange rate differences. We believe that, excluding these items from the Adjusted EBITDA measure provides investors with additional information to measure our performance, by excluding potential differences caused by variations in capital structures (affecting interest expense), asset composition, and tax positions.

Adjusted EBITDA is not a measure of liquidity or financial performance under generally accepted accounting principles and should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Investors are cautioned that there are inherent limitations associated with the use of Adjusted EBITDA as an analytical tool. Some of these limitations are:

•                  Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles;

•                  Many of the adjustments to Adjusted EBITDA reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future;

•                  Other companies, including other companies in our industry, may calculate Adjusted EBITDA differently than us, thus limiting its usefulness as a comparative tool;

•                  Adjusted EBITDA does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in our business;

•                  Adjusted EBITDA does not reflect interest income from our investments in cash and investment securities and,

•                  Adjusted EBITDA does not reflect interest expense and other cost relating to financing our business, including Loss Resulting from Fair Value Adjustment of Warrant to Purchase Units of Series B Preferred Stock and Warrants and,

•                  Adjusted EBITDA excludes taxes, which is an integral cost of doing business; and

•                  Because Adjusted EBITDA does not include stock-based compensation, it does not reflect the cost of granting employees equity awards, a key factor in management’s ability to hire and retain employees.

We compensate for these limitations by providing specific information in the reconciliation to the GAAP amounts excluded from Adjusted EBITDA.